Exhibit 99.1 Press Release
Penske Automotive Group, Inc., 2555 Telegraph Rd. Bloomfield Hills, MI 48302

FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE INCREASES 401(K) MATCHING CONTRIBUTIONS

Positive impact from tax reform to be shared with employees

BLOOMFIELD HILLS, MI, January 31, 2018 – Penske Automotive Group, Inc. (NYSE:PAG), an international transportation services company, announced today that it has enhanced the company’s U.S. 401(k) savings plan by increasing company matching contributions from 1.5% to 2.5% of eligible contributions, representing an increase of 67%.  The increase will provide a recurring, annual benefit to our employees.

“The recently enacted tax reform positively impacts our business, presenting us with even greater opportunities to pursue our strategic initiatives, invest in our employees and improve shareholder value,” said Penske Automotive Group Chairman Roger S. Penske.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company that operates automotive and commercial truck dealerships principally in the United States, Canada and Western Europe, and distributes commercial vehicles, diesel engines, gas engines, power systems and related parts and services principally in Australia and New Zealand.  PAG employs more than 26,000 people worldwide, is a member of the Fortune 500, Russell 2000, and was named as one of the World’s Most Admired Companies by Fortune.  For additional information visit the company’s website at www.penskeautomotive.com.

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Inquiries should contact:

248-648-2810 jcarlson@penskeautomotive.com	248-648-2540 tpordon@penskeautomotive.com
J. D. Carlson Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2810 jcarlson@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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